 FILED PURSUANT TO RULE 424(B)(5)
 REGISTRATION NO. 333-274812
PROSPECTUS SUPPLEMENT
(to Prospectus dated October 12, 2023)
3,130,435 Ordinary Shares
NAYAX LTD.
This is an offering of 3,130,435 ordinary shares, par value NIS 0.001 per share. We are offering 2,130,435 ordinary shares in this offering and Yair Nechmad, our Chief Executive Officer and Chairman of our board of directors, David Ben-Avi, our Chief Technology Officer and a member of our board of directors, and Amir Nechmad, a member of our board of directors, are offering a total of 1,000,000 ordinary shares held by them in this offering as selling shareholders. We will not receive any proceeds from the sale of the ordinary shares being offered by the selling shareholders. The public offering price is $26.00 per share.
Our ordinary shares are listed under the symbol “NYAX” on the Nasdaq Global Select Market (“Nasdaq”) and the Tel Aviv Stock Exchange (“TASE”). On March 7, 2024, the last reported sale price of our ordinary shares on Nasdaq was $28.45 per share. On March 7, 2024, the last reported sale price of our ordinary shares on the TASE was NIS 98.66 per share.
Investing in our securities involves risks. See the section entitled “Risk Factors” on page S-8 of this prospectus supplement and in the documents we incorporate by reference herein.
	Per Share	Total
Public offering price	$26.00	$81,391,310
Underwriting discount(1)	$1.43	$4,476,522
Proceeds, before expenses, to us	$24.57	$52,344,788
Proceeds, before expenses, to the selling shareholders	$24.57	$24,570,000

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to 469,565 additional ordinary shares from us at the public offering price, less the underwriting discount.
Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The ordinary shares are expected to be delivered to purchasers on or about March 12, 2024.
Barclays	UBS Investment Bank
Oppenheimer & Co.	William Blair	Keefe, Bruyette & Woods
A Stifel Company
The date of this prospectus supplement is March 7, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us or any selling shareholder, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and in the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing any of the ordinary shares, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
Neither we, nor the selling shareholders, nor the underwriters have authorized any other person to provide you with different or additional information other than that contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Neither we, nor the selling shareholders, nor the underwriters take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We, the selling shareholders and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement, accompanying prospectus and documents incorporated by reference include statistical data, market data and other industry data and forecasts, which we obtained from market research, publicly available information and independent industry publications and reports that we believe to be reliable sources, although we have not verified the accuracy and completeness of such data. Forecasts and other forward-looking information derived from such sources and included in this prospectus supplement are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus supplement. See “Cautionary Statement Regarding Forward-Looking Statements.” While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement, accompanying prospectus and documents incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and under similar headings in the other documents that are incorporated herein or therein by reference.
Throughout this prospectus supplement, the accompanying prospectus and documents incorporated by reference, we refer to various trademarks, service marks and trade names that we use in our business. The “Nayax” logo is the property of Nayax Ltd. Nayax® is our registered trademark in the United States. We have several other trademarks and service marks. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and documents incorporated by reference, are listed without the “®” or “™” trademark designations. All rights to such trademarks are nevertheless reserved, and other trademarks and service marks appearing in this prospectus supplement, the accompanying prospectus and documents incorporated by reference are the property of their respective holders.
Certain figures included in this prospectus supplement, the accompanying prospectus and documents incorporated by reference have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement, the accompanying prospectus and documents incorporated by reference to “Nayax” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Nayax Ltd., together with its consolidated subsidiaries. The term “NIS” refers to the lawful currency of the State of Israel, the terms “dollar,” “U.S. Dollar,” “US$” and “$” refer to the lawful currency of the United States, the terms “Euro,” “EUR” and “€” and refer to the lawful currency of the European Union, the terms “Australian Dollar” and “AUD” refer to the lawful currency of Australia and the term “British Pound” refers to the lawful currency of the United Kingdom. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.001 per share. References to our “2023 annual report” refer to our Annual Report on Form 20-F, as amended by Amendment No. 1 on Form 20-F/A, for the year ended December 31, 2023, each filed with the SEC on February 28, 2024.

PROSPECTUS SUPPLEMENT SUMMARY
Business Overview
Our mission is to simplify commerce and payments for retailers while driving growth, optimizing operations, and enhancing consumer engagement.
We have developed a complete solution for automated self-service, retailers and commerce and other merchants. Our platform empowers retailers to provide consumers with digital, cashless payments, connected commerce experiences, enhancing consumer conversion and loyalty. Our comprehensive proprietary platform addresses the entire commerce value chain, including a global payments infrastructure, management software suite, a consumer engagement platform and integrated point of sale (“POS”) devices. We help retailers maximize their sales potential while optimizing their operations and costs. We address a broad range of automated self-service retail verticals, including all types of vending machines, coffee machines, self-service checkout counters and kiosks, ticketing machines, car wash stations, gaming machines, amusement rides, laundromats, electric vehicle (“EV”) charging stations and many more. We have successfully leveraged our leadership position in the automated, self-service retail market, as well as our deep product expertise and track record of innovation, to expand into the other retail markets. We have developed a platform with in-store integrated POS and software solutions to help retailers manage and grow their businesses. As of December 31, 2023, 2022 and 2021, we served approximately 72,000, 47,000 and 30,000 customers, respectively. As of December 31, 2023, we served in more than 120 countries across all continents, supporting 34 languages, more than 50 currencies and approximately 80 payment methods.
We believe the end-markets we serve are driven by several key trends. The global shift away from cash is a powerful trend that underpins long-term growth within the payments industry. At the same time, we have witnessed a significant change in consumer expectations and behavior. For example, consumers are increasingly opting for cashless automated self-service experiences, favoring shorter lines, reduced personal contact and privacy, which limits human interaction during shopping and checkout. Moreover, consumers expect a simple, modern and personalized purchasing experience across multiple channels, both in-store and online. To address these evolving and multifaceted needs, many retailers currently rely on a myriad of point solutions, which can be complex, incomplete, ineffective and expensive. This has created a tremendous opportunity for our technology platform. In addition to accepting digital payments, our end-to-end technology platform empowers retailers to fully and seamlessly manage their business while engaging with their consumers. We provide significant value for our customers by helping them increase revenue through consumer engagement and conversion, and reduce costs through inventory optimization, personnel rationalization and real-time operation data.
We believe we are still in the early stages of capturing our large total addressable market opportunity. While we are a leading technology platform that enables seamless digital commerce for retailers globally, our managed and connected devices represented only a small percentage of the total automated self-service points of sale, as of December 31, 2023. With the ongoing shift to EV cars, we believe Nayax is in a strong position to capture many of the open environment charger opportunities with our vertical solution for the energy market, providing seamlessly integrated cashless POS and payments, and a dedicated energy management platform and loyalty suite we developed especially for energy management and the EV market needs.
Recent Developments
Consistent with our strategy to expand geographically, on March 6, 2024, we announced our acquisition of VM Tecnologia LTDA (“VMtecnologia”), a provider of automated self-service solutions in Brazil. VMtecnologia has more than 18,300 unattended POS at more than 2,400 retailers across all 27 states and more than 466 cities in Brazil. We estimate that VMtecnologia generated approximately $8.5 million in revenue in 2023. The purchase price will be paid partially upfront in cash in an amount of approximately $13.4 million, with approximately $8.9 million to be settled semi-annually over the next three years in cash or equity, at our option, contingent upon management retention and achieving certain revenue growth (consistent with prior experience) over a three-year period. In addition, there is an earnout of up to approximately $5.6 million payable primarily in equity (with such equity valued based on the value of our ordinary shares at the closing of the transaction) based on the achievement of significant three-year growth objectives. The transaction is expected to close in the second quarter of 2024, subject to the satisfaction of certain customary closing conditions. See “Risk Factors — Risks Related to Our Business and Industry — Any past or future acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions could fail to achieve strategic objectives, disrupt our ongoing operations or result in operating difficulties, liabilities and expenses, harm our business, and negatively impact our results of operations” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.
Corporate Information
We were incorporated in Israel in January 2005 under the name Cernkot Ltd., and changed our name to Nayax Ltd. in May 2005. Our principal executive offices are located at 3 Arik Einstein St., Building B, 1st Floor, Herzliya 4659071, Israel. Our telephone number at this address is +972-3-7694380.
Our principal website address is www.nayax.com. The information on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

THE OFFERING
Ordinary shares offered by us
2,130,435 ordinary shares.
Ordinary shares offered by the selling shareholders
1,000,000 ordinary shares.
Option to purchase additional shares
We have granted the underwriters a 30-day option to purchase up to 469,565 additional ordinary shares from us at the public offering price, less the underwriting discount.
Ordinary shares outstanding immediately after this offering
35,457,171 ordinary shares (or 35,926,736 ordinary shares if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds
We estimate that our net proceeds from the sale by us of ordinary shares in this offering will be approximately $50.8 million (or $62.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our acquisition of VMtecnologia and for general corporate purposes. We will not receive any proceeds from the sale of ordinary shares being offered by the selling shareholders. See “Use of Proceeds.”
Risk factors
Investing in our securities involves a high degree of risk. See the “Risk Factors” section in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.
Nasdaq symbol
“NYAX”
In this prospectus supplement, unless otherwise indicated, the number of ordinary shares outstanding after this offering is based on 33,326,736 ordinary shares outstanding as of December 31, 2023, and excludes:
•
approximately 313,801 ordinary shares issuable upon vesting of restricted share units outstanding under our Global Equity Incentive Plan (2018) as of December 31, 2023;

•
approximately 2,941,208 ordinary shares issuable upon exercise of options outstanding under our Global Equity Incentive Plan (2018) as of December 31, 2023, at a weighted average exercise price of approximately $19.10 per share; and

•
approximately 84,111 ordinary shares issuable upon exercise of options outstanding under our Nayax Ltd. 2013 Share Option Plan as of December 31, 2023, at a weighted average exercise price of approximately NIS 0.001 per share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 469,565 ordinary shares from us.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
The summary consolidated financial data set forth below as of and for the years ended December 31, 2023 and 2022 of Nayax Ltd. are derived from the audited consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement. These consolidated financial statements have been prepared in accordance with IFRS, as issued by the IASB, and audited in accordance with the standards of the Public Company Accounting Oversight Board.
Our historical financial results are not necessarily indicative of our future results. This information is only a summary and should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” in our 2023 annual report and our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement, as well as the “Risk Factors” and “Capitalization” sections of this prospectus supplement.
Summary Profit or Loss Data
	Year Ended December 31
	2023	2022
	U.S. dollars in thousands (except per share data)
Revenues	$235,491	$173,514
Cost of revenues	(147,198)	(113,476)
Gross Profit	88,293	60,038
Research and development expenses	(21,928)	(22,132)
Selling, general and administrative expenses	(70,320)	(64,092)
Depreciation and amortization in respect of technology and capitalized development costs	(6,430)	(4,268)
Other expenses	(444)	(1,790)
Share of loss of equity method investee	(1,555)	(1,794)
Loss from ordinary operations	(12,384)	(34,038)
Finance expenses, net	(2,288)	(3,020)
Loss before taxes on income	(14,672)	(37,058)
Tax expenses	(1,215)	(451)
Loss for the year	$(15,887)	$(37,509)
Loss per share attributed to shareholders of the Company:
Basic and diluted loss per share	$(0.48)	$(1.14)
Summary Financial Position Data
	As of December 31
	2023	2022
	U.S. dollars in thousands
Cash and cash equivalents	$38,386	$33,880
Total assets	$323,859	$230,488
Total long-term debt	$14,803	$8,506
Total shareholders’ equity	$97,590	$104,635

Summary Cash Flow Data
	Year Ended December 31
	2023	2022
	U.S. dollars in thousands
Net cash provided by (used in) operating activities	$8,798	$(27,547)
Net cash used in investing activities	$(36,831)	$(26,544)
Net cash provided by financing activities	$31,551	$6,206

RISK FACTORS
Before purchasing any of the securities you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information — D. Risk Factors” in our 2023 annual report, which is incorporated by reference in this prospectus supplement, as well as in the accompanying prospectus and in the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be not material could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.
Risks Related to Our Business and Industry
Any past or future acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions could fail to achieve strategic objectives, disrupt our ongoing operations or result in operating difficulties, liabilities and expenses, harm our business, and negatively impact our results of operations.
In pursuing our business strategy, we routinely conduct discussions and evaluate opportunities for possible acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions. Consistent with our acquisition strategy, we have in the past acquired or invested in, and we currently are active in M&A pipeline and execution to acquire or invest, in, businesses, technologies or other assets that we believe could complement or expand our business.
For example, on March 6, 2024, we announced our acquisition of VMtecnologia, a provider of automated self-service solutions in Brazil for a purchase price to be paid partially upfront in cash in an amount of approximately $13.4 million, with approximately $8.9 million to be settled semi-annually over the next three years in cash or equity, at our option, contingent upon management retention and achieving certain revenue growth (consistent with prior experience) over a three-year period. In addition, there is an earnout of up to approximately $5.6 million payable primarily in equity (with such equity valued based on the value of our ordinary shares at the closing of the transaction) based on the achievement of significant three-year growth objectives. Further, on January 20, 2022, we announced the acquisition of On Track Innovation Ltd. (“OTI”), a provider of smart payment solutions for automated self-service machines, for an aggregate consideration of approximately $10 million, and on October 30, 2023, we announced the acquisition of Retail Pro International, a U.S. based retail software company, for a purchase price that represents an implied enterprise value of $36.5 million.
The identification, evaluation and negotiation of potential transactions have in the past, and may continue in the future, to divert the attention of management and require various expenses, whether or not such transactions are ultimately completed. There can be no assurance that we will be successful in identifying, negotiating and consummating favorable transaction opportunities. In addition to transaction and opportunity costs, such transactions involve significant challenges and risks, whether or not such transactions are completed, any of which could harm our business and negatively impact our results of operations, including risks that:
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the transaction may not advance our business strategy;

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may not be able to secure required regulatory approvals or otherwise satisfy closing conditions for a proposed transaction in a timely manner, or at all;

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the transaction may subject us to additional regulatory burdens, such as antitrust and competition filings, that affect our business in potentially unanticipated and significantly negative ways;

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we may not realize a satisfactory return or increase our revenue;

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we may experience difficulty, and may not be successful in, integrating technologies, IT or business enterprise systems, culture, or management or other personnel of the acquired business; we may incur significant acquisition costs and transition costs, including in connection with the assumption of ongoing expenses of the acquired business;

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we may not realize the expected benefits or synergies from the transaction in the expected time period, or at all;

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we may be unable to retain key personnel;

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acquired businesses or businesses that we invest in may not have adequate controls, processes and procedures to ensure compliance with laws and regulations, including with respect to data privacy and security, and our due diligence process may not identify compliance issues or other liabilities —  moreover, acquired businesses’ technology may add complexity, resource constraints and failures that makes it difficult and time consuming to achieve such adequate controls, processes and procedures;

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we may fail to identify or assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring or investing in a business, which could result in additional financial, legal or regulatory exposure, which may subject us to additional controls, policies, procedures, liabilities, litigation, costs of compliance or remediation or to other adverse effects on our business, operating results or financial condition;

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we may have difficulty entering into new product areas, market verticals or geographic territories;

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we may be unable to retain the customers, vendors and partners of acquired businesses;

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there may be lawsuits or regulatory actions resulting from the transaction — for example, during 2023, the Israeli Competition Authority (the “ICA”) requested from us certain documents and information related mainly to our acquisition of OTI. We have provided the ICA with the information it had requested and the dialog with the ICA continues. While we cannot predict the outcome, it is possible that the ICA may seek to impose a fine on us and our management, the amount of which could be material. We intend to continue to defend our position vigorously and it is difficult for us to assess when or how this process will conclude, or what results it may have to the Company; there may be risks associated with undetected security weaknesses, cyberattacks or security breaches at companies that we acquire or with which we may combine or partner;

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there may be local and foreign regulations applicable to the international activities of our business and the businesses we acquire; and

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acquisitions could result in dilutive issuances of equity securities or the incurrence of debt.

We may also choose to divest certain businesses or product lines. If we decide to sell assets or a business, we may have difficulty obtaining terms acceptable to us in a timely manner, or at all. Additionally, we may experience difficulty separating out portions of, or entire, businesses, incur potential loss of revenue or experience negative impact on margins, or we may not achieve the desired strategic and financial benefits. Such potential transactions may also delay achievement of our strategic objectives, cause us to incur additional expenses, potentially disrupt customer or employee relationships and expose us to unanticipated or ongoing obligations and liabilities, including as a result of our indemnification obligations. Further, during the pendency of a divestiture, we may be subject to risks related to a decline in the business, loss of employees, customers or suppliers and the risk that the transaction may not close, any of which could have a material adverse effect on the business to be divested and us. If a divestiture is not completed for any reason, we may not be able to find another buyer on the same terms, and we may have incurred significant costs without the corresponding benefit.
Joint ventures and minority investments inherently involve a lesser degree of control over business operations, thereby potentially increasing the financial, legal, operational, regulatory and/or compliance risks associated with the joint venture or minority investment. In addition, we may be dependent on joint venture partners, controlling shareholders, management or other persons or entities who control them and who may have business interests, strategies or goals that are inconsistent with ours. Business decisions or other actions or omissions of the joint venture partners, controlling shareholders, management or other persons or entities who control them may adversely affect the value of our investment, result in litigation or regulatory action against us, and may otherwise damage our reputation and brand.
Risks Related to this Offering
The market price of our ordinary shares is subject to fluctuation, which could result in substantial losses for our investors.
The stock market in general, and the market price of our ordinary shares in particular, is subject to fluctuation, and changes in our share price may be unrelated to our operating performance. The market price of our ordinary shares on Nasdaq and the TASE has fluctuated in the past, and we expect it will continue to do so. The market price of our ordinary shares is and will be subject to a number of factors, including those under the caption “Item 3. Key Information — D. Risk Factors” in our 2023 annual report, those contained in our reports on Form 6-K incorporated by reference in this prospectus supplement and others, some of which are beyond our control, including:
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actual or anticipated changes or fluctuations in our and our competitors’ results of operations;

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the guidance we may provide to analysts and investors from time to time, and any changes in, or our failure to perform in line with, such guidance;

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announcements by us or our competitors of new offerings or new or terminated contracts, commercial relationships or capital commitments;

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industry or financial analyst or investor reaction to our press releases, other public announcements, and filings with the SEC;

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rumors and market speculation involving us or other companies in our industry;

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future sales or expected future sales of our ordinary shares;

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investor perceptions of us and the industries in which we operate;

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price and volume fluctuations in the overall stock market from time to time;

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changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

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failure of industry or financial analysts to maintain coverage of us, the issuance of new or updated reports or recommendations by any analysts who follow our company, or our failure to meet the expectations of investors;

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actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

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litigation involving us, other companies in our industry or both, or investigations by regulators into our operations or those of our competitors;

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developments or disputes concerning our intellectual property or proprietary rights or our solutions, or third-party intellectual or proprietary rights;

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announced or completed acquisitions of businesses or technologies, or other strategic transactions by us or our competitors;

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actual or perceived breaches of, or failures relating to, privacy, data protection or data security;

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new laws or regulations, including new interpretations of existing laws or regulations applicable to our business, increased enforcement efforts in our industry, or specific enforcement actions against us;

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actual or anticipated changes in our management or our board of directors;

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general economic conditions and slow or negative growth of our target markets; and

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other events or factors, including those resulting from war such as the current conflicts in the Gaza Strip and Ukraine, incidents of terrorism or responses to these events.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our ordinary shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of our ordinary shares. In addition, in the past, when the market price of a company’s shares has been volatile, holders of those shares have sometimes instituted securities class action litigation against the company that issued the shares. If any of our shareholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

You will experience immediate and substantial dilution in the book value of your investment.
If you purchase our securities in this offering, you will experience immediate dilution in an amount equal to the difference between the public offering price and our net tangible book value per share after this offering. See “Dilution.”
If our existing shareholders sell ordinary shares, the market price of our ordinary shares could decline.
The sale of substantial amounts of our ordinary shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares on Nasdaq and the TASE. These sales, or the perception that these sales could occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of December 31, 2023, we had a total of 33,326,736 ordinary shares outstanding, approximately 25,000,520 of which were beneficially held by the selling shareholders, who are our affiliates. We, the selling shareholders and all of our directors and executive officers have agreed that, for a period of 90 days, in the case of us and the selling shareholders, and 30 days, in the case of our other directors and executive officers, after the date of this prospectus supplement, we and they will not, without the prior written consent of Barclays Capital Inc. and UBS Securities LLC, dispose of any ordinary shares or any securities convertible into or exchangeable for our ordinary shares, subject to certain exceptions and excluding any shares to be sold in this offering. See “Underwriting.” Following the expiration of the applicable lock-up period, all of our issued and outstanding ordinary shares will be eligible for sale, subject to applicable volume, manner of sale, holding periods, and other limitations of Rule 144 for affiliates. The underwriters may, in their sole discretion, release all or any portion of the shares subject to lock-up agreements at any time and for any reason. In addition, the selling shareholders have certain registration rights that require us to register the sale of ordinary shares held by them, including in connection with underwritten offerings.
The availability for sale of a large number of our ordinary shares in the public market upon expiration of the lock-up agreements, or the early release of any lock-up agreements, could increase the potential for share price volatility or cause the price of our ordinary shares to decline. Even if we put strategies in place to attempt to address potential or actual volatility, the effectiveness of such strategies is uncertain.
We are controlled by our founding shareholders, who are also participating in this offering as selling shareholders. Our founders may make decisions with which other shareholders may disagree.
As of December 31, 2023, Amir Nechmad, Yair Nechmad and David Ben-Avi beneficially owned approximately 74.15% of our outstanding ordinary shares, or approximately 66.13% after giving effect to the issuance and sale of ordinary shares in this offering and assuming no exercise of the underwriters’ option to purchase additional shares. They have also entered into a shareholders’ agreement regarding nomination rights to our board of directors, voting their shares at a general meeting of shareholders and other matters. See “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Shareholders’ Agreement” of our 2023 annual report for more information. The interests of our founders may differ from your interests. These shareholders will be able to exert significant influence over us and, if acting together, will be able to control matters requiring shareholder approval, including the election of directors, amendments to our articles of association and approval of significant corporate transactions, including a merger and the issuance of equity interests in certain circumstances. In addition, this concentration of ownership may delay, prevent or deter a change in control, or deprive you of a possible premium for your ordinary shares as part of a sale of our Company. Our founders could also sell their stake and transfer control to another party without your consent.
Our ordinary shares trade on different markets and this may result in price variations.
Our ordinary shares have traded on the TASE since May 2021 and on Nasdaq since September 2022. Trading in our ordinary shares on these markets is conducted in different currencies (U.S. dollars on Nasdaq and NIS on the TASE) and takes place at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market. In addition, market conditions in either market may affect the price of our ordinary shares on the other. Investors could seek to sell or buy our ordinary shares to take advantage of any price differences between the markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in the trading price of our ordinary shares.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.
We currently intend to use the net proceeds from this offering to us as described in “Use of Proceeds.” However, our board of directors and our management retain broad discretion in the application of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain, or may contain, statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Many of these forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.
These forward-looking statements include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors” in this prospectus supplement and “Item 3. Key Information — D. Risk Factors” in our 2023 annual report. These risks and uncertainties include factors relating to:
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our expectations regarding general market conditions and global economic trends;

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impact of the war in the Gaza Strip on our operations and financial results;

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fluctuations in inflation, interest rates and exchange rates in the global economic environment over the world;

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our ability to implement our growth strategy;

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the success of operating initiatives, including advertising and promotional efforts and new product and concept development by us and our competitors;

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our ability to compete and conduct our business in the future;

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changes in consumer tastes and preferences;

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the availability of qualified personnel and the ability to retain such personnel;

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changes in commodity costs, labor, distribution and other operating costs;

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changes in government regulation and tax matters;

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other factors that may affect our financial condition, liquidity and results of operations; and

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other risk factors discussed under the caption “Risk Factors” in this prospectus supplement and “Item 3. Key Information — D. Risk Factors” in our 2023 annual report.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward- looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only estimates based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus supplement and “Item 3. Key Information — D. Risk Factors” in our 2023 annual report.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur, or that the information, interpretations and understandings on which they are based will prove to be valid. Our actual results may depend on factors beyond our control. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement, to conform these statements to actual results or to changes in our expectations.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, shareholders’ equity and capitalization as of December 31, 2023:
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on an actual basis; and

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on an as adjusted basis to give effect to the issuance and sale of ordinary shares in this offering (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.
	As of December 31, 2023
	Actual	As Adjusted
	U.S. dollars in thousands
Cash and cash equivalents	$38,386	$89,214
Total long-term debt	14,803	14,803
Ordinary shares, par value NIS 0.001, 70,000,000 shares authorized and 33,326,736 shares outstanding, actual; 70,000,000 shares authorized and 35,457,161 shares outstanding, as adjusted	8	9
Accumulated deficit	(65,585)	(66,285)
Capital reserves	9,643	9,643
Additional paid in capital	153,524	205,051
Total shareholders’ equity	97,590	148,418
Total capitalization(1)	112,393	163,221

(1)
Total capitalization consists of long-term debt plus total shareholders’ equity.

DILUTION
Net tangible book value per ordinary share is determined by dividing our total assets, less intangible assets, less total liabilities by the number of our ordinary shares outstanding.
Our historical net tangible book value as of December 31, 2023 was $1.14 million, or $0.03 per ordinary share. After giving effect to this offering and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been $51.97 million and our as adjusted net tangible book value per share as of December 31, 2023 would have been $1.47 per ordinary share (in each case assuming no exercise of the underwriters’ option to purchase additional shares), representing an immediate increase of $1.43 per ordinary share. If you purchase our securities in this offering, you will experience immediate dilution of $24.53 per ordinary share, which is the difference between the public offering price and our as adjusted net tangible book value per ordinary share.
If the underwriters’ option to purchase additional shares is exercised in full, the as adjusted net tangible book value per ordinary share after this offering would increase to $1.77. This represents an immediate increase in net tangible book value of $1.73 per ordinary share to existing shareholders and an immediate dilution of $24.23 per ordinary share to investors in this offering.
To the extent that any outstanding options under our share-based compensation plans are exercised, new equity awards are issued under our share-based compensation plans or we issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering.

USE OF PROCEEDS
We estimate that our net proceeds from the sale by us of ordinary shares in this offering will be approximately $50.8 million (or $62.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our acquisition of VMtecnologia, as described under “Prospectus Supplement Summary — Recent Developments,” and for general corporate purposes.
Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retain broad discretion in the application of the net proceeds from this offering.
We will not receive any proceeds from the sale of ordinary shares being offered by the selling shareholders.

SELLING SHAREHOLDERS
In addition to those ordinary shares being sold by us in the offering to which this prospectus supplement relates, this prospectus supplement also relates to the offer and sale by the selling shareholders identified below of a total of 1,000,000 of our issued and outstanding ordinary shares.
Unless otherwise indicated below, the following table is prepared based on information provided to us by the selling shareholders as of the date of this prospectus supplement. The table sets forth the name and address of the selling shareholders, the aggregate number of ordinary shares that the selling shareholders are offering pursuant to this prospectus supplement, and the beneficial ownership of the selling shareholders both before and after this offering (assuming no exercise of the underwriters’ option to purchase additional shares and assuming full exercise of such option). Unless otherwise indicated below, we have based percentage ownership prior to this offering on 33,326,736 ordinary shares issued and outstanding as of December 31, 2023.
	Ordinary Shares Beneficially Owned Prior to this Offering		Number of Ordinary Shares Offered for Sale Hereby	Ordinary Shares Beneficially Owned After this Offering Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares		Ordinary Shares Beneficially Owned After this Offering Assuming Underwriters’ Exercise of the Option to Purchase Additional Shares in Full
Name	Shares	%		Shares	%	Shares	%
Amir Nechmad(1)(2)	8,185,348	24.5	300,000	7,885,348	22.2	7,885,348	21.9
Yair Nechmad(1)(3)	8,816,005	26.4	350,000	8,466,005	23.9	8,466,005	23.6
David Ben-Avi(1)(4)	7,445,165	22.3	350,000	7,095,165	20.0	7,095,165	19.7

(1)
Each of the selling shareholders have entered into a Shareholders Rights Agreement, dated March 9, 2021 (the “Shareholders’ Agreement”), pursuant to which the selling shareholders and other holders party thereto have agreed to vote their ordinary shares in the manner prescribed by the Shareholders’ Agreement with regard to the election of certain of our directors and to reach a consensus on how to vote their ordinary shares at our general meetings of shareholders. Pursuant to the Shareholders’ Agreement, the selling shareholders and other holders party thereto also have agreed to certain limitations on the sale or transfer of their ordinary shares. By virtue of the Shareholders’ Agreement, each of the selling shareholders may be deemed to beneficially own the ordinary shares of the other holders party to the Shareholders’ Agreement; however, each selling shareholder disclaims beneficial ownership of the ordinary shares, including any ordinary shares underlying options, warrants and convertible securities, of any other holder party to the Shareholders’ Agreement.

(2)
Consists of ordinary shares held directly by Amir Nechmad. Amir Nechmad is one of our co-founders and has served as a member of our board of directors since 2005. The address of Amir Nechmad is 27 Habarzel St., Tel-Aviv, Israel.

(3)
Consists of 8,816,005 ordinary shares held directly by Yair Nechmad or Yair Nechmad Ltd., a company wholly owned by Yair Nechmad, and options currently exercisable into 145,000 ordinary shares at an exercise price of NIS 105 each. Yair Nechmad is one of our co-founders and has served as our Chief Executive Officer and Chairman of our board of directors since 2005. The address of Yair Nechmad is 3 Nisan Cohen St., Tel-Aviv, Israel.

(4)
Consists of 7,445,165 ordinary shares held directly by David Ben-Avi, and options currently exercisable into 145,000 ordinary shares at an exercise price of NIS 105 each. David Ben-Avi is one of our co-founders and has served as our Chief Technology Officer and a member of our board of directors since 2005. The address of David Ben-Avi is 30 Levona St., Ramat-Hasharon, Israel.

UNDERWRITING
Barclays Capital Inc. and UBS Securities LLC are acting as the representatives of the underwriters and book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 6-K to be incorporated into the registration statement with respect to the shares being offered, each of the underwriters named below has severally agreed to purchase from us and the selling shareholders the respective number of ordinary shares shown opposite its name below:
Underwriters	Number of Shares
Barclays Capital Inc.	939,132
UBS Securities LLC	657,391
Oppenheimer & Co. Inc.	511,304
William Blair & Company, L.L.C.	511,304
Keefe, Bruyette & Woods, Inc.	511,304
Total	3,130,435
The underwriting agreement provides that the underwriters’ obligation to purchase ordinary shares depends on the satisfaction of the certain conditions contained in the underwriting agreement including:
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the obligation to purchase all of the ordinary shares offered hereby (other than those ordinary shares covered by their option to purchase additional shares as described below), if any of the shares are purchased;

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the representations and warranties made by us and the selling shareholders to the underwriters are true;

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there is no material change in our business or the financial markets; and

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we and the selling shareholders deliver customary closing documents to the underwriters.

Commissions and Expenses
The following table summarizes the underwriting discounts and commissions we and the selling shareholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling shareholders for the shares.
	The Company		The Selling Shareholders
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per Share	$1.43	$1.43	$1.43	$1.43
Total	$3,046,522	$3,718,000	$1,430,000	$1,430,000
In addition to the underwriting discounts and commissions described above, we and the selling shareholders will pay an additional fee up to $1.2 million (of which approximately $817 thousand and $383 thousand will be borne by the Company and the selling shareholders, respectively) to Phoenix Underwriting Ltd. (“Phoenix”) and Active Underwriting Ltd. (“Active”), which are each acting as a distributor in Israel, for sales of our ordinary shares to investors in Israel. Phoenix and Active are not broker-dealers registered with the SEC and therefore neither Phoenix nor Active are making nor will make any offers or sales of the ordinary shares within the United States.
The representatives have advised us that the underwriters propose to offer the ordinary shares directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.858 per share. If all the shares are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $700 thousand (excluding underwriting discounts and commissions and the fee payable to Phoenix and Active). We have also agreed to reimburse the underwriters for certain FINRA-related expenses in an amount up to $30,000.
Option to Purchase Additional Shares
We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 469,565 shares from us at the offering price less underwriting discounts and commissions. This option may be exercised to the extent the underwriters sell more than 3,130,435 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the above table.
Lock-Up Agreements
We, the selling shareholders and all of our directors and executive officers have agreed that, for a period of 90 days, in the case of us and the selling shareholders, and 30 days, in the case of our other directors and executive officers, after the date of this prospectus supplement (each such period, as applicable, the “Lock-Up Period”), subject to certain limited exceptions as described below, we and they will not directly or indirectly, and will not publicly disclose an intention to, without the prior written consent of Barclays Capital Inc. and UBS Securities LLC, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person of) any ordinary shares (including, without limitation, ordinary shares that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and ordinary shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for ordinary shares (other than any ordinary shares sold pursuant to this offering, if applicable), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause a registration statement to be filed, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible, exercisable or exchangeable into ordinary shares or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing.
The restrictions above do not apply to: (a) transactions relating to ordinary shares or other securities acquired in the open market after the completion of this offering, (b) bona fide gifts, sales or other dispositions of shares of any class of our capital stock, in each case that are made exclusively between and among shareholder or members of a shareholder’s family, or affiliates of a shareholder, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act (other than a filing under Section 13 of the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the transferor or transferee) will not be required by law to make, and will agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (iii) the shareholder notifies Barclays Capital Inc. and UBS Securities LLC at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of share options granted pursuant to our employee benefit plans qualifying share option plans or other employee compensation plans; provided, that the restrictions will apply to ordinary shares issued upon such exercise, (d) transfers of ordinary shares to us upon the “net” or “cashless” exercise of share options or other equity awards granted pursuant to our employee benefit plans, qualifying share option plans or other employee compensation plans, (e) transfers of ordinary shares for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to our employee benefit plans, qualifying share option plans or other employee compensation plans,

(f) forfeitures of ordinary shares to us to satisfy tax withholding requirements of a shareholder or us upon the vesting, during the Lock-Up Period, of equity based awards granted under our employee benefit plans, qualifying share option plans or other employee compensation plans, (g) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of ordinary shares or securities convertible into, or exchangeable or exercisable for, ordinary shares, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that to the extent a public announcement or filing with the SEC under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such Rule 10b5-1 Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the Lock-Up Period, (h) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by us under the Securities Act of the shareholder’s ordinary shares, provided that no transfer of a shareholder’s ordinary shares registered pursuant to the exercise of any such right and no registration statement will be filed under the Securities Act with respect to any of the shareholder’s ordinary shares during the Lock-Up Period, (i) ordinary shares to be sold by certain of our executive officers of up to 25,000 ordinary shares individually and not more than 200,000 ordinary shares in the aggregate, (j) ordinary shares to be sold pursuant to the terms of the underwriting agreement entered into for this offering, (k) the issuance by us of options to purchase ordinary shares, restricted shares, restricted share units and any other equity incentive compensation issued pursuant to employee benefit plans, qualifying share option plans or other employee compensation plans, in each case, as described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and ordinary shares issued upon the exercise of options or the settlement of restricted share units granted under such plans or under equity plans or similar plans of companies acquired by us in effect on the date of acquisition or (l) our entry into one or more agreements providing for the issuance of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares or any security convertible into or exercisable or exchangeable for such securities in connection with bona fide commercial relationships (including, without limitation, joint ventures, marketing or distribution arrangements and collaboration agreements) or other strategic transactions (including, without limitation, any acquisition of assets or not less than a majority or controlling portion of the equity of another entity), and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of ordinary shares issued or issuable pursuant to this clause (l) shall not exceed five percent (5%) of our total number of outstanding ordinary shares immediately following the issuance of all shares to be sold by us pursuant to this offering.
Barclays Capital Inc. and UBS Securities LLC, in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release ordinary shares and other securities from lock-up agreements, Barclays Capital Inc. and UBS Securities LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of ordinary shares and other securities for which the release is being requested and market conditions at the time.
Indemnification
We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the ordinary shares on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement and the accompanying prospectus, each in electronic format, may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.
Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing
Our ordinary shares are listed on the Nasdaq Global Select Market and the Tel Aviv Stock Exchange under the symbol “NYAX.”
Stamp Taxes
If you purchase ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Israel
The ordinary shares offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority, or the ISA. This

document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the ISA and the ordinary shares offered hereunder have not been registered for sale in Israel. In Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares hereunder is directed only at investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
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to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:
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to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Japan
The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the ordinary shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The underwriters are represented in connection with this offering with respect to matters of U.S. law by Latham & Watkins LLP, New York, New York. The underwriters are represented in connection with this offering with respect to matters of Israeli law by Gornitzky & Co., Tel Aviv, Israel.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F/A for the year ended December 31, 2023 have been so incorporated in reliance on the report of Kesselman and Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
The registration statement on Form F-3 of which this prospectus supplement forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file or furnish annual and current reports and other information with the SEC (File Number 001-41491). These filings and other submissions contain important information that does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC.
We incorporate by reference in this prospectus supplement the documents listed below and all amendments or supplements to such documents that we may file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F, as amended by Amendment No. 1 on Form 20-F/A, for the fiscal year ended on December 31, 2023, each filed with the SEC on February 28, 2024; and

•
The description of our ordinary shares contained in “Item 10. Additional Information” of the registration statement on Form 20-F filed pursuant to Section 12 of the Exchange Act on September 12, 2022, and any amendment or report filed for the purpose of further updating that description.

Certain statements in and portions of this prospectus supplement update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 3 Arik Einstein Street, Building B, 1st Floor, Herzliya 4659071, Israel, Attn: Chief Legal Officer of the Company, telephone number: +972-3-7694380. Copies of these filings and submissions may also be accessed at our website, www.nayax.com. Information contained in, or that can be accessed through, our website is not part of this prospectus.

PROSPECTUS
$70,000,000 of Ordinary Shares, Warrants, Rights, Debt Securities
and/or Units Offered by the Company
and
Up to 1,294,219 Ordinary Shares Offered by Selling Shareholders
NAYAX LTD.
We may offer, issue and sell from time to time, in one or more offerings, up to $70,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, rights, debt securities consisting of debentures, notes or other evidences of indebtedness and/or securities and units comprising any combination of the foregoing securities. We refer to the ordinary shares, warrants, rights, debt securities and units individually and collectively as “securities” in this prospectus.
In addition, selling shareholders may offer and sell up to 1,294,219 ordinary shares, in the aggregate, from time to time in one or more offerings.
Each time we or a selling shareholder offer and sell securities pursuant to this prospectus, we or such selling shareholders may provide a supplement to this prospectus that contains specific information about the offering, and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporated by reference, before you invest in any of our securities.
We may, from time to time, offer and sell securities, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market, LLC (“Nasdaq”), or Tel Aviv Stock Exchange Ltd. (“TASE”), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. In addition, the selling shareholders, each of whom has acquired his, her or its ordinary shares from us in a private transaction, may offer and sell those shares from time to time, together (with one another or us) or separately. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 23 of this prospectus. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by the selling shareholders.
Our ordinary shares are traded on Nasdaq and the TASE under the symbol “NYAX.”
Investing in our securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, in the applicable prospectus supplement and in the documents we incorporate by reference herein or therein.
Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 12, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time in one or more offerings up to a total dollar amount of $70,000,000, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also sell from time to time in one or more offerings up to 1,294,219 ordinary shares, as described in this prospectus. Each time that we or a selling shareholder offer and sell securities pursuant to this prospectus, we or the selling shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
Neither we, nor the selling shareholders, nor any underwriters, dealers or agents have authorized any other person to provide you with different or additional information other than that contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement. Neither we, nor the selling shareholders, nor any underwriters, dealers or agents take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus includes statistical data, market data and other industry data and forecasts, which we obtained from market research, publicly available information and independent industry publications and reports that we believe to be reliable sources, although we have not verified the accuracy and completeness of such data. Certain of these publications, studies and reports were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally. Forecasts and other forward-looking information derived from such sources and included in this prospectus are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.” While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference.
Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “Nayax” logo is the property of Nayax Ltd. Nayax® is our registered trademark in the United States. We have several other trademarks and service marks. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the “®” or “™” trademark designations. All rights to such trademarks are nevertheless reserved, and other trademarks and service marks appearing in this annual report are the property of their respective holders.
Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Unless otherwise indicated or the context otherwise requires, all references in this annual report to “Nayax” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Nayax Ltd., together with its consolidated subsidiaries. The term “NIS” refer to the lawful currency of the State of Israel, the terms “dollar,” “U.S. Dollar,” “US$” and “$” refer to the lawful currency of the United States, the terms “Euro,”

“EUR” and “€” and refer to the lawful currency of the European Union, the terms “Australian Dollar” and “AUD” refer to the lawful currency of Australia and the term “British Pound” refers to the lawful currency of the United Kingdom. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.001 per share. References to our “2022 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2022, which we filed with the SEC on March 1, 2023.
Unless derived from our financial statements or otherwise indicated, U.S. dollar translations of NIS amounts presented in this prospectus are translated using the rate of NIS 3.7 to US$1.00, the exchange rate reported by the Bank of Israel on June 30, 2023.
On September 1, 2022, our shareholders approved a 10-to-1 reverse share split (the “2022 Reverse Share Split”), which became effective on September 11, 2022. Other than where we otherwise indicate, all information in this prospectus, including our consolidated financial statements, reflects the 2022 Reverse Share Split.

OUR COMPANY
BUSINESS OVERVIEW
Our mission is to simplify commerce and payments for retailers while driving growth, optimizing operations, and enhancing consumer engagement.
We are a leading, end-to-end retail technology platform for unattended commerce. Our platform empowers retailers to provide consumers with digital, cashless payments, connected commerce experiences, enhancing consumer conversion and loyalty. Our comprehensive proprietary platform addresses the entire unattended commerce value chain, including a global payments infrastructure, a commerce software suite, a consumer engagement platform and integrated POS devices. We help retailers maximize their sales potential while optimizing their operations and costs. We address a broad range of retail verticals, including all types of vending machines, coffee machines, unattended checkout counters, self-service kiosks, ticketing machines, car wash stations, gaming machines, amusement rides, laundromats, EV charging stations, and many more. We have developed an omni-channel technology platform with in-store integrated POS and software solutions to help retailers manage and grow their businesses. As of June 30, 2023, December 31, 2022 and December 31, 2021, we served approximately 56,000, 47,000, and 30,000 customers, respectively, whom, as of June 30, 2023, we served in more than 80 countries across all continents, supporting 34 languages, more than 50 currencies and more than 80 payment methods.
We believe the end-markets we serve are driven by several key trends. The global shift away from cash is a powerful trend that underpins long-term growth within the payments industry. At the same time, we have witnessed a major change in consumer expectations and behavior. For example, consumers are increasingly opting for cashless unattended and self-service experiences, favoring shorter lines, reduced personal contact, and privacy, which limits human interaction during shopping and checkout. Moreover, consumers expect a simple, modern and personalized purchasing experience across multiple channels, both in-store and online. This has created a tremendous opportunity for our technology platform. In addition to accepting digital payments, our end-to-end technology platform empowers retailers to fully and seamlessly manage their business while engaging with their consumers. We provide significant value for our customers by helping them increase revenue through consumer engagement and conversion, and reduce costs through inventory optimization, personnel rationalization and telemetry management.
We believe we are still in the early stages of capturing the large total addressable market opportunity. While we are a leading technology platform that enables seamless digital commerce for retailers globally, our managed and connected devices represented only a small percentage of the total unattended points of sale, as of June 30, 2023. In addition, we believe we have a significant opportunity to increase our presence in the attended retail market as small and medium sized enterprises (“SMEs”), which we define as enterprises with typically few locations and fewer than 250 employees, increasingly adopt modern, digital solutions.
Our platform offers a comprehensive, end-to-end solution for all retail environments and enables digital payments acceptance, remote management and operation services, and consumer engagement:
•
Payments Suite:   International payments infrastructure that enables customers to offer consumers the ability to pay with their preferred local payment methods in their home markets.

•
Telemetry and Management Software Suite:   A central intelligence hub for customers that provides deep, real-time insights to optimize operations.

•
Loyalty and Marketing Suite:   A consumer engagement loyalty and marketing platform that enables retailers to drive engagement with their target consumers.

•
Integrated POS:   Our proprietary devices are seamlessly deployable in-store or on new or existing machines and enable the acceptance of digital payments.

Since 2005, we have invested significant resources to develop a large number of protocols that enable us to market our platform to many types of unattended points of sale with a simple “plug and play” installation approach. Our hardware and software are developed in-house, enabling us to manage manufacturing and production to our own specifications. Moreover, our software is easy to integrate with third-party systems via our comprehensive API suite, such as ERP systems and loyalty platforms. We have developed a collaborative work environment, and our innovative solutions are the direct result of working closely with our customers to understand their needs and challenges. Our sense of purpose is engrained in our DNA. Beyond our customer-first culture and award-winning support, our employees are entrepreneurs, who are empowered by a genuine passion to strive for excellence and find new ways to help our customers grow their businesses. Given our track record of innovation in the unattended retail market, we are well-positioned to further expand into the broader retail technology market.
Our solutions help our customers maximize their sales potential while optimizing their operations and costs. Based on customer feedback, we believe that customers that deploy our platform can realize increases in sales driven by the incremental conversion of electronic payments, our dynamic pricing solutions, the effectiveness of our loyalty solutions, and the reduction of downtime. We also enable our customers to materially improve operating costs, which is driven by reduced labor and spoilage and improved cash management. Our business management solutions provide our customers with a comprehensive view of their business, which enables them to optimize critical operations, including dynamic route planning, inventory management, and estate maintenance that maximizes up-time for our customers.
We serve customers of all sizes ranging from large, global enterprises, which we define as enterprises typically with numerous locations and more than 270 employees, to single-location SMEs. We define a customer as any entity that has transacted using our platform within a given period. We have a direct presence in geographic markets where we have identified high levels of immediate potential, including the United States, Canada, the United Kingdom, Germany, Japan, China, Australia, South Africa and our home market of Israel. For example, for the fiscal year ended December 31, 2022, approximately 35%, 28%, 13%, 10%, 8% and 6%, and for the six months ended June 30, 2023, approximately 37%, 33%, 8%, 9%, 7% and 6%, of our revenue was derived from customers in the United States, Europe (excluding the United Kingdom), the United Kingdom, Australia, Israel and the rest of the world, respectively. We also have licensed distributors deploying our platform in an additional 46 countries worldwide. Our solutions are deeply embedded and mission-critical to our customers’ operations, which is evidenced by our strong dollar-based net retention rate of 139% as of June 30, 2023, 131% as of December 31, 2022 and 137% as of December 31, 2021.
Since our founding in 2005, we have experienced consistent, strong growth. In recent years, our revenue growth has accelerated along with our installed base of managed and connected devices of 517,000, 725,000 and 824,000 as of December 31, 2021, December 31, 2022 and June 30, 2023, respectively,. Our total revenue has increased from $78.8 million in the fiscal year ended December 31, 2020 to $174 million for the fiscal year ended December 31, 2022, representing a CAGR of 40%. For the period ending June 30, 2023, our total revenue was $109 million compared to $75 for the period ending June 30, 2022. Our gross profit has increased from $37 million in the fiscal year ended December 31, 2020 to $60 million for the fiscal year ended December 31, 2022, representing a CAGR of 27%. For the period ending June 30, 2023, our gross profit was $39 million, compared to $27 for the period ending June 30, 2022. Our net loss for the fiscal years ended December 31, 2022, 2021 and 2020 was $37 million, $25 million and $6 million, respectively. For the period ending June 30, 2023, our net loss was $9.5 million, compared to $20 for the period ending June 30, 2022.
Recent Developments
The Israel Competition Authority (the “ICA”) has requested from Nayax certain documents and other information related mainly to its acquisition of On Track Innovation Ltd. The Company has provided the requested information and commenced discussions with the ICA, which are ongoing. At this early stage, it is difficult to assess when this process will conclude and what the results might be.
Corporate Information
We were incorporated in Israel in January 2005 under the name Cernkot Ltd., and changed our name to Nayax Ltd. in May 2005. Our principal executive offices are located at 3 Arik Einstein St., Building B, 1st Floor, Herzliya 4659071, Israel. Our telephone number at this address is +972-3-7694360.
Our principal website address is www.nayax.com. The information on our website does not constitute a part of this prospectus.

Our agent for service of process in the United States is Nayax LLC, located at Executive Plaza 1,
11350 McCormick Road, Suite 1004, Hunt Valley, Maryland 21031.
Implications of Being an Emerging Growth Company and Foreign Private Issuer
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:
•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•
an exemption from any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

•
to the extent that we no longer qualify as a foreign private issuer, an exemption from the requirement to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We may take advantage of these exemptions until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three-year period; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of the completion of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act. We may choose to take advantage of some but not all of these exemptions.
We report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•
the requirement to comply with Regulation FD, which restricts the selective disclosure of material information;

•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, we do not know whether some investors will find our ordinary shares less attractive, which may result in a less active trading market for our ordinary shares or more volatility in the price of our ordinary shares.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS
Before purchasing any of the securities you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information — D. Risk Factors” in our 2022 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be not material could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that constitute forward-looking statements. Many of these forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.
These forward-looking statements include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2022 annual report. These risks and uncertainties include factors relating to:
•
our expectations regarding general market conditions, including as a result of the COVID-19 pandemic and other global economic trends;

•
general economic, political, demographic and business conditions in Israel;

•
fluctuations in inflation, interest rates and exchange rates in the global economic environment over the world;

•
our ability to implement our growth strategy;

•
the success of operating initiatives, including advertising and promotional efforts and new product and concept development by us and our competitors;

•
our ability to compete and conduct our business in the future;

•
changes in consumer tastes and preferences;

•
the availability of qualified personnel and the ability to retain such personnel;

•
changes in commodity costs, labor, distribution and other operating costs;

•
changes in government regulation and tax matters;

•
other factors that may affect our financial condition, liquidity and results of operations; and

•
other risk factors discussed under the caption “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2022 annual report.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only estimates based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2022 annual report.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of securities by our Company under this prospectus as additional working capital, for funding the growth of our business, including, potentially, for general corporate purposes, which may include financing our activities, financing further investments in our subsidiaries or future acquisitions (if any), and dividend distributions (if permitted under Israeli law), subject in each case to the discretion of our board of directors from time to time. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights, debt securities and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $70,000,000. The total number of ordinary shares that may be sold by the selling shareholders will not exceed 1,294,219.
DESCRIPTION OF ORDINARY SHARES
The following descriptions of our ordinary shares and provisions of our amended and restated articles of association are summaries and are qualified by reference to our amended and restated articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.
Our ordinary shares have traded on the TASE since May 2021, under the symbol “NYAX”, and on Nasdaq since September 2022, under the symbol “NYAX”.
As of June 30, 2023, we had registered share capital of 70,000,000 ordinary shares, par value NIS 0.001 per share, with 33,159,514 ordinary shares outstanding. As of December 31, 2022, we had registered share capital of 70,000,000 ordinary shares, par value NIS 0.001 per share, with 32,956,004 ordinary shares outstanding, compared to 32,752,242 ordinary shares outstanding as of December 31, 2021.
Our board of directors may determine the issue prices and terms for our ordinary shares, and may further determine any other provision relating to such issue of ordinary shares.
All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
The transfer agent and registrar for our ordinary shares is Equiniti Trust Company, LLC. Its address is Shareholder Services, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8124.
Voting Rights
All ordinary shares have identical voting and other rights in all respects.
Transfer of Shares
Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.
Dividend and Liquidation Rights
We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.
Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.
In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.
Changes in Capital
Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.
Memorandum and Articles of Association
The following is a description of the material terms of our amended and restated articles of association.
Registration Number and Purposes of the Company
We are registered with the Israeli Registrar of Companies. Our registration number is 513639013. Our affairs are governed by our amended and restated articles of association, the Companies Law and other applicable Israeli law. Our purpose as set forth in Section 4 of our amended and restated articles of association is to engage in any lawful act or activity.
Election of Directors
Under our amended and restated articles of association, our board of directors must consist of not less than three but no more than seven directors. Pursuant to our amended and restated articles of association, each of our directors, with the exception of external directors, will be appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders. Our directors may be removed by a vote of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association. In addition, our amended and restated articles of association provide that vacancies on our board of directors, including a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association, may be filled by our board of directors. Any director so appointed will hold office until the next annual general meeting of our shareholders.
Shareholder Meetings
Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of our shareholders are referred to in our amended and restated articles of association as extraordinary meetings. Our board of directors may call extraordinary meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine.

In addition, the Companies Law provides that our board of directors is required to convene an extraordinary meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of our board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.
Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of the shareholders may request that the board of directors include a matter in the agenda of a general meeting of the shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.
Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:
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amendments to our articles of association;

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appointment, terms of service and termination of service of our auditors;

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appointment of directors, including external directors (if applicable);

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approval of certain related party transactions; increases or reductions of our authorized share capital;

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a merger; and

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the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual general meeting or extraordinary meeting be provided to shareholders, subject to limited exceptions, at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.
Quorum
Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting of shareholders. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent between them at least 25% of the total outstanding voting rights. The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned to the same day in the next week, at the same time and place if so stated in the original notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described above.
Vote Requirements
Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters described in “Item 6. Directors, Senior Management and Employees — C. Board Practices — Compensation of Directors and Executive Officers” of our 2022 annual report. The alteration of the rights, privileges, preferences or obligations of any class of our shares (to the extent there are classes other than ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to a majority of all classes of shares voting together as a single class at a shareholder meeting.
An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders holding at least 75% of the voting rights represented at the meeting and voting on the resolution.
Access to Corporate Records
Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.
Shareholder Duties
Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:
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an amendment to the company’s articles of association;

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an increase of the company’s authorized share capital;

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a merger; or

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interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.
Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.
Exculpation, Insurance and Indemnification of Office Holders
Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability, in whole or in part, for damages as a result of a breach of the duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:
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a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

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reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, and it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

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reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

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expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”).

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:
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a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

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a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

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a financial liability imposed on the office holder in favor of a third party;

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a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

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expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:
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a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

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a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

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an act or omission committed with intent to derive illegal personal benefit; or

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a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies

Law, the insurance of office holders does not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.
Our amended and restated articles of association allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.
We have entered into agreements with certain of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.
The maximum indemnification amount set forth in such agreements is limited to an amount equal to 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third party pursuant to an indemnification arrangement.
In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.
Acquisitions under Israeli Law
Full Tender Offer
A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.
Special Tender Offer
The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and will result in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and will result in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).
In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or may abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors have with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.
If a special tender offer is accepted, then shareholders who did not respond to, or that objected to, the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.
In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.
Private Placements
Under the Companies Law, a significant private placement of securities requires approval by the board of directors and shareholders. A private placement is considered a significant private placement if it will cause a person to become a controlling shareholder or if:
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the securities issued amount to 20% or more of the company’s outstanding voting rights before the issuance;

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some or all of the consideration is other than cash or listed securities or the transaction is not on market terms; and

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the transaction will increase the relative holdings of a shareholder who holds 5% or more of the company’s outstanding share capital or voting rights or that will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights.

Merger
The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding voting rights of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.
For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.
Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.
In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.
Anti-Takeover Measures
The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of the registration statement of which this prospectus is a part, no preferred shares are authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding ordinary shares at a general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association, as described above in “— Shareholder Meetings.”

Borrowing Powers
Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.
Exclusive Forum
Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association described above, provided, however, that nothing in this provision constitutes any waiver of compliance with U.S. federal securities laws and the rules and regulations thereunder. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.
Our amended and restated articles of association also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.
Changes to our Share Capital
Since January 1, 2020, our share capital has changed as follows. Unless stated otherwise, the following summaries do not give effect to the 2022 Reverse Share Split.
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On April 1, 2021, our registered share capital was increased by 320,000,000 ordinary shares par value NIS 0.0001 each.

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On April 1, 2021, 15,304,800 Class A ordinary shares per value NIS 0.0001 each were converted into 15,304,800 ordinary shares per value NIS 0.0001 each; and 17,477,000 Class B ordinary shares par value NIS 0.0001 each were converted into 17,477,000 ordinary shares par value 0.0001 NIS each.

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On April 1, 2021, an aggregate of 281,202,800 ordinary shares par value NIS 0.0001 were issued to Amir Nechmad, Yair Nechmad, Yair Nechmad Ltd., and David Ben Avi (as part of a reorganization which resulted in Duali Ltd. becoming a subsidiary of the Company).

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On April 1, 2021, 281,202,800 ordinary shares par value NIS 0.0001 held by Duali Ltd. were transferred to the Company, making them dormant shares (as part of a reorganization which resulted in Duali Ltd. becoming a subsidiary).

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On April 1, 2021, 281,202,800 dormant shares were canceled in the Company’s share capital.

•
On April 26, 2021, all 16,066,600 Class A ordinary shares par value NIS 0.0001 were converted into 16,066,600 ordinary shares par value NIS 0.0001 each; and all 26,500,000 Class B ordinary shares par value NIS 0.0001 were converted into 26,500,000 ordinary shares par value 0.0001 each.

•
In the Company’s initial public offering on the TASE on May 10, 2021, institutional investors purchased 44,000,000 ordinary shares of the Company at a price of NIS 10.5 per share. The gross consideration received by the Company for the sale of the shares in the initial public offering was NIS 462,000,000.

•
Since January 1, 2020, the Company has granted (i) options exercisable for 1,122,334 of our ordinary shares, of which 2,845,637 were outstanding, as of June 30, 2023, and (ii) 276,166 restricted share units, of which 240,606 were unvested, as of June 30, 2023.

•
On September 11, 2022, we effected the 2022 Reverse Share Split, pursuant to which every ten outstanding ordinary shares, par value NIS 0.0001 each decreased to one ordinary share, par value NIS 0.001 each. All outstanding options exercisable for our ordinary shares and restricted share units were also adjusted to give effect to the 2022 Reverse Share Split.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

•
the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, any material Israeli and U.S. federal income tax considerations;

•
the anti-dilution provisions of such warrants, if any;

•
and any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
General
We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:
•
the title of such rights;

•
the exercise price for such rights;

•
the number of such rights issued with respect to each ordinary share;

•
the extent to which such rights are transferable;

•
if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•
the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•
any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights
Each right will entitle the holder of the right to purchase for cash such number of ordinary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured, together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the form and title of the series;

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the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index);

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the place or places where the principal of and interest, if any, shall be payable, where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands may be served, and the method of such payment;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•
whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
any events of default;

•
the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

One or more debt securities may be sold at a substantial discount below their stated principal amount.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights, debt securities and/or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the ordinary shares, warrants, rights and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS
In addition to covering offerings by our Company, this prospectus also relates to the potential resale by certain of our shareholders, who we refer to in this prospectus as the “selling shareholders,” of up to 1,294,219 of our ordinary shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling shareholders acquired the ordinary shares included in this prospectus pursuant to various private transactions directly with the Company prior to its listing on Nasdaq in September 2022. The selling shareholders may also include donees, transferees or other successors in interest to shareholders who originally acquired their ordinary shares pursuant to those transactions.
Information about the selling shareholders, where applicable, including their identities, the number of ordinary shares owned by each selling shareholder prior to the offering, the number of ordinary shares to be offered by each selling shareholder and the number of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus that we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by, or otherwise has had a material relationship with, us during the three years prior to the date of the prospectus supplement.
While the registration statement of which this prospectus forms a part registers the public resale of their ordinary shares, the selling shareholders may alternatively sell or transfer all or a portion of their shares pursuant to any available exemption from the registration requirements of the Securities Act.
PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:
•
through agents;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
to or through one or more underwriters on a firm commitment or agency basis;

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through put or call option transactions relating to the securities;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through privately negotiated transactions;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

•
exchange distributions and/or secondary distributions;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•
transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•
through any other method permitted pursuant to applicable law; or

•
through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the selling shareholders, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In addition, the selling shareholders may offer and sell ordinary shares from time to time, together or separately. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq, the TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling shareholders or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933 (the “Securities Act”). We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.
Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:
•
A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
If so indicated in the applicable prospectus supplement, we or the selling shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or the selling shareholders at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We do not know at the current time whether the offered securities will be listed on Nasdaq, the TASE and/or any other organized market.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).
We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS
Certain legal matters with respect to Israeli law and with respect to the validity of certain of the offered securities under Israeli law will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters with respect to New York law, the validity of certain of the offered securities under New York law, and U.S. federal securities law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Kesselman and Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file or furnish annual and current reports and other information with the SEC (File Number 001-41491). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC.
We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2022, filed with the SEC on March 1, 2023;

•
The description of our ordinary shares contained in “Item 10. Additional Information” of the registration statement on Form 20-F filed pursuant to Section 12 of the Exchange Act on September 12, 2022, and any amendment or report filed for the purpose of further updating that description; and

•
Our Report of Foreign Private Issuer on Form 6-K filed October 2, 2023.

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:
•
any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of that registration statement, that we specifically identify in such reports as being incorporated by reference in that registration statement;
•
all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

•
any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 3 Arik Einstein Street, Building B, 1st Floor, Herzliya 4659071, Israel, Attn: Chief Legal Officer of the Company, telephone number: +972-3-769-380. Copies of these filings and submissions may also be accessed at our website, www.nayax.com. Information contained in our website is not part of this prospectus.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
It may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
Subject to certain time limitations, legal procedures and certain exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:
•
the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•
the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:
•
the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•
the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•
the judgment was obtained by fraud;

•
the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•
the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•
the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•
at the time that the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered (other than underwriting discounts and commissions or agency fees and certain other items that may constitute underwriters’ or agents’ compensation, if any). All amounts shown are estimates, except the SEC registration fee and the FINRA filing fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
SEC registration fee	$14,760
FINRA filing fee	$15,500
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*
These fees and expenses depend on the number of securities offered and the number of offerings by us and by the selling shareholders under this prospectus, and, accordingly, cannot be estimated at this time.

NAYAX LTD.
3,130,435 Ordinary Shares

PROSPECTUS SUPPLEMENT

Barclays	UBS Investment Bank
Oppenheimer & Co.	William Blair	Keefe, Bruyette & Woods
A Stifel Company
March 7, 2024